AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              METHOD PRODUCTS CORP.

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           The undersigned, does hereby adopt the following Amended and Restated
Articles of Incorporation.

                                   ARTICLE ONE
                                      NAME

           The name of the Corporation is: Method Products Corp.

                                   ARTICLE TWO
                                PRINCIPLE OFFICE

           The principal office and mailing address of the Corporation is:

           Method Products Corp.
           1301 West Copans Road, Suite F-1
           Pompano Beach, Florida 33064

                                  ARTICLE THREE
                     REGISTERED AGENT AND REGISTERED OFFICE

           The name and post office address of the Corporation's registered agent is:

           Mark Antonucci
           Method Products Corp.
           1301 West Copans Road, Suite F-1
           Pompano Beach, Florida 33064

                                  ARTICLE FOUR
                                  INCORPORATOR

           The name and post office address of the initial incorporator was:

           George J. Helmke
           10001 Kendale Blvd
           Miami, Florida 33176


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                                  ARTICLE FIVE
                                      STOCK

           The total number of shares of all classes of capital stock of the Corporation which the Corporation shall be authorized to issue and have outstanding at any one time shall be 51,000,000 which are to be divided into two classes as follows:

           50,000,000 shares of common stock, par value $.0001 per shares; and 1,000,000 shares of preferred stock, par value $.0001 per share.

           The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, privileges, qualifications, limitations and restrictions as shall be stated and expresses in the resolution or resolutions providing for the creation and issuance of such preferred stock as may be adopted from time to time in the sole discretion by the Corporation's Board of directors pursuant to the authority in this paragraph given.
                                   ARTICLE SIX
                             AFFILIATE TRANSACTIONS

           The Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliate transactions.

                                  ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

           The Corporations expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


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                                  ARTICLE EIGHT
                                 INDEMNIFICATION

           The Corporation shall indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.
           THE UNDERSIGNED, named as the registered agent in Article Three of these Amended and Restated Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents under the Florida Business Corporation Act, including specifically Section 607.0505.

                                                 REGISTERED AGENT

                                                 ----------------------
                                                 Mark Antonucci

           The foregoing was adopted by the written consent of all of the directors of the Corporation as of June 30, 2999 and the majority of the shareholders of the Corporation as of June 30, 2999, pursuant to Sections 607.0821, 607.0704, 607.1003 and 607.1007 Florida Statutes. The Number of votes cast for the amendments by the shareholders was sufficient for approval.

Dated as of July 13, 1999


                                         ---------------------------
                                         Mark I. Weitsman, President